EXHIBIT 99.1
TELEFLEX TO ACQUIRE ARROW INTERNATIONAL
IN $2.0 BILLION TRANSACTION
Arrow Shareholders to Receive $45.50 Per Share in Cash
•	Redefines Teleflex portfolio with creation of $1.4 Billion Medical Segment

•	Establishes Teleflex Medical as a leading global supplier of disposable medical products used in critical care, specialty medical, and surgical applications

•	Expands critical care product lines and complements existing respiratory, anesthesia, urology and surgery product lines

•	Teleflex to evaluate strategic alternatives for businesses in its Commercial Segment
July 23, 2007— Limerick, PA and Reading, PA— Teleflex Incorporated, (NYSE : TFX) a diversified company with an expanding medical technology business and Arrow International, Inc. (NASDAQ : ARRO), a leading global provider of catheter-based access and therapeutic products for critical and cardiac care, announced today that they have entered into a definitive agreement pursuant to which Teleflex will acquire Arrow in an all cash transaction valued at approximately $2 billion.
The merger agreement, which was unanimously approved by both companies’ Boards of Directors, provides for a cash payment of $45.50 per share for each outstanding share of Arrow stock, representing a premium of 20 percent over Arrow’s closing share price on July 20, 2007.
“With the execution of this merger agreement, Teleflex is redefining its portfolio and its Medical Segment by creating a $1.4 billion medical technology business that will be the largest source of the company’s revenues and profitability,” said Jeffrey P. Black, Chairman of the Board and Chief Executive Officer of Teleflex. “With the addition of Arrow, we expect that by fiscal 2008 the Medical Segment should achieve annual revenues of approximately $1.5 billion and generate operating margins in the 20 percent range. We expect the transaction to be meaningfully accretive to Teleflex’s earnings by 2009.”
“We see significant opportunity to continue to increase overall operating margins, reduce cyclicality and position Teleflex for future growth. While we remain committed to diversification, we are continuing to redefine our portfolio to focus on those businesses that best provide future value for our customers and shareholders. To assist us with this effort, we have engaged Goldman, Sachs & Co. to evaluate strategic alternatives for businesses in our Commercial Segment.”
R. James Macaleer, non-executive Chairman of the Arrow Board of Directors, said, “This transaction and its value to Arrow shareholders reflect the great confidence Teleflex has in Arrow’s products, businesses, and people, and the excellent long-term potential of the combined company. We believe Teleflex is an excellent fit for Arrow and will enhance the company’s ability to further support health provider customers around the world.”

Commenting on the acquisition, Black added, “The merger of Teleflex and Arrow will establish Teleflex Medical as a leading global medical technology business with a specialization in disposable products for critical care, specialty medicine and surgical applications focused on patient safety, infection control and less invasive access. Arrow will add an established position in catheter-based products for critical and cardiac care with many of the most well-respected brands in the industry, and a history of growth through innovation and global sales channels that complement the Teleflex Medical portfolio of disposable medical devices for respiratory care, anesthesia, urology and surgery.”
At the completion of the acquisition, Ernest Waaser, President of Teleflex Medical will become President of the combined medical business. Waaser added, “Combining the talented management teams, distribution networks, strong brands and considerable resources of Teleflex and Arrow will enable us to build and grow our medical business while achieving significant operational efficiencies. Our companies share similar manufacturing technologies and processes and a complementary global footprint. Both organizations focus on critical care applications but there is little overlap in products, affording an opportunity to leverage both customer bases and position us for future growth.”
Strategic Fit/Complementary Product Lines
Combining Teleflex and Arrow will enable Teleflex to:
• Create a medical technology company with a leading global position as a provider of disposable medical products used in critical care and surgical applications.
• Accelerate global expansion and new channels for each company’s well-known brands, in particular enhancing opportunities for growth in Asia and Eastern Europe utilizing Arrow’s established sales network.
• Provide customers with a broader range of medical disposables. Medical disposables and single-use devices will be a source of recurring sales representing in excess of 80 percent of total Teleflex Medical revenue.
• Focus investment in innovative technologies that provide less invasive access during diagnostic and therapeutic procedures to reduce infections and improve patient safety.
• Significantly enhance the company’s ability to improve overall operating margins, reduce cyclicality and expand its medical portfolio through expanded offerings to customers, new product development and benefits from economies of scale.
The company expects synergies from the transaction could reach $70 to $75 million by fiscal year 2010 through, among other actions, reducing administrative and global infrastructure expenses, increasing operational efficiencies and creating additional revenue opportunities. Revenue synergies are expected to result from expanding channels, expediting growth in Asian and Eastern European markets, accelerating new product introductions, and cross-selling opportunities.

Teleflex 2007 Earnings Guidance
Teleflex confirms its guidance of diluted earnings per share from continuing operations before restructuring charges and losses for the full year 2007 in the range of $4.05 to $4.25 per diluted share for the current operations of its business. However, the acquisition of Arrow will be dilutive to the final 2007 financial results. Additional details on the expected dilution will be provided after final closing occurs.
Merger Agreement
The transaction is subject to certain closing conditions, including the approval of Arrow shareholders, regulatory approvals and other customary closing conditions. It is anticipated that the transaction will close by the fourth calendar quarter of 2007. Arrow expects to consider and vote on the proposed merger agreement at its Annual Meeting of Shareholders. There are no financing conditions in the merger agreement and Teleflex has already secured the financing commitment required to consummate the transaction.
Banc of America Securities LLC is acting as financial advisor and Simpson, Thacher & Bartlett, LLP is acting as legal counsel to Teleflex in the transaction, and Bank of America, N.A. and its affiliates and J.P. Morgan Securities, Inc. have provided financing commitments. Lazard is providing financial advisory services and Dechert LLP is acting as legal counsel to Arrow.
Transaction Conference Call
Teleflex will discuss the transaction on a conference call to be held July 23, 2007 at 9 :00 a.m. (ET). Interested investors can join the call by dialing 866-713-8307 (US/Canada) or 617-597-5307 (International) and enter Passcode # 16802683. The call will also be available live and archived on Teleflex’s website at www.teleflex.com and accompanying slides will be posted prior to the call. An audio replay will be available from July 23, 2007 until July 28, 2007 by calling 888-286-8010 (US/Canada) or 617-801-6888 (International) and enter Passcode # 19982990.
As previously announced, Teleflex will hold a conference call with investors to discuss financial results for second quarter 2007 on Tuesday, July 31, 2007 at 10 :00 a.m. EDT.
About Arrow:
Arrow develops, manufactures and markets a broad range of clinically advanced, disposable catheters and related products for critical and cardiac care. The company’s products are used primarily by anesthesiologists, critical care specialists, surgeons, emergency and trauma physicians, cardiologists, interventional radiologists and other healthcare providers. Arrow’s news releases and other company information can be found on the World Wide Web at http://www.arrowintl.com. Arrow’s common stock trades on the NASDAQ Global Select Market™ under the symbol ARRO.
About Teleflex:
Teleflex is a diversified company with 2006 annual revenues over $2.5 billion. The company designs, manufactures and distributes quality-engineered products and services for the commercial, medical and aerospace markets worldwide. Teleflex employs more than 19,000 people worldwide who focus on providing innovative solutions for customers.
Caution Concerning Forward-looking information:
This press release contains forward-looking statements, including, but not limited to, statements relating to anticipated future revenue and operating profit and operating margins, pro forma revenues of the combined companies, expected synergies from revenues and cost actions, expected accretion or dilution of earnings created by the transaction, anticipated improvements in business and financial performance of the companies as a result of the transaction, including the anticipated timing for closing of the transaction. Actual results could differ materially from those in these forward-looking statements due to, among other things, unanticipated expenditures in connection with integration programs; costs and length of time required to comply with legal requirements and regulatory approvals applicable to the transaction; unanticipated difficulties in connection with integration programs; customer and shareholder reaction and other factors described in Teleflex’s and Arrow’s filings with the Securities and Exchange Commission. A further description of these risks and uncertainties and other important factors that could cause actual results to differ materially from Teleflex or Arrow’s expectations can be found in each company’s Annual Report on Form 10-K, as amended and in each company’s other filing with the Securities and Exchange Commission. The expectations and assumptions reflected in such forward looking statements may prove incorrect. Neither Teleflex nor Arrow undertakes to publicly update or revise its forward-looking statements as a result of new information, future events, or otherwise.
Additional Information
In connection with the proposed transaction and its 2007 annual meeting of shareholders, Arrow intends to file a proxy statement with the Securities and Exchange Commission. Arrow shareholders are strongly advised to read the proxy statement and the accompanying proxy card when they become available, as they will contain important information. Shareholders will be able to obtain this proxy statement, any amendments, or supplements to the proxy statement and other documents filed by Arrow with the SEC for free at the internet website maintained by the SEC at www.sec.gov. Shareholders will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about Teleflex and Arrow, without charge, at the SEC’s website (http://www.sec.gov). Free copies of Teleflex’s SEC filings are also available on Teleflex’s website (www.teleflex.com) and free copies of Arrow’s SEC filings are also available on Arrow’s website (www.arrowintl.com) or by writing to Arrow International, Inc., 2400 Bernville Road, Reading, Pennsylvania 19605. For a list of participants involved in the proxy solicitation and a description of their direct or indirect interests, please see the 14a-12 Soliciting Materials filed by the Company on May 9, 2007.